EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
FOURTH QUARTER 2023 FINANCIAL RESULTS

Quarterly Cash Dividend Increased to $0.19 per Share
Fourth Quarter Highlights
•Net income of $18.4 million, or $0.58 per diluted share; return on average assets (ROAA) of 1.46%; return on average stockholders' equity (ROAE) of 15.68%; and return on average tangible common equity (ROATCE)(1) of 18.96%
•Adjusted net income(1) of $19.3 million; or $0.60 per diluted share; adjusted ROAA(1) of 1.53%; adjusted ROAE(1) of 16.38%; and adjusted ROATCE(1) of 19.81%
•Asset quality remained strong with nonperforming assets to total assets of 0.17%
•Net interest margin of 3.93% and net interest margin (tax-equivalent basis)(1) of 3.99%

Bloomington, IL, January 24, 2024 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $18.4 million, or $0.58 diluted earnings per share, for the fourth quarter of 2023. This compares to net income of $19.7 million, or $0.62 diluted earnings per share, for the third quarter of 2023, and net income of $13.1 million, or $0.46 diluted earnings per share, for the fourth quarter of 2022.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “We had a very good fourth quarter to complete an excellent year. We continued to produce strong profitability with an adjusted ROAA(1) of 1.53%, an adjusted ROATCE(1) of 19.81% and adjusted diluted earnings per share(1) of $0.60. We were able to improve liquidity and increase deposits, excluding brokered deposits, by 4.2% for the quarter by bringing the majority of our wealth management customers’ deposits onto our balance sheet. Even without our wealth management customers’ deposits, total deposits, excluding brokered deposits, increased by $29.4 million, or 0.7%. Loan growth remained solid at 1.8% for the quarter while we maintained strong credit quality with non-performing assets at only 0.17% of total assets. Although net interest margin (tax-equivalent basis)(1) declined to 3.99% in the quarter, we believe that the pace of net interest margin decreases will moderate in the first quarter of 2024. With the recent drop in interest rates, our accumulated other comprehensive income (loss) increased by $21.3 million, which when coupled with strong earnings retention, drove a 9.3% increase in our tangible book value per share(1). All capital metrics increased and can support continued organic growth or future acquisitions. We believe this quarter continues to demonstrate our ability to produce strong profitability results, maintain a solid balance sheet, and enhance our franchise value.”
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(1)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on sale of closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $19.3 million, or $0.60 adjusted diluted earnings per share, for the fourth quarter of 2023. This compares to adjusted net income of $20.3 million, or $0.63 adjusted diluted earnings per share, for the third quarter of 2023, and adjusted net income of $13.9 million, or $0.48 adjusted diluted earnings per share, for the fourth quarter of 2022 (see "Reconciliation of Non-GAAP Financial Measures" tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Cash Dividend
On January 23, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.19 per share on the Company’s common stock (the “Dividend”). The Dividend is payable on February 13, 2024 to shareholders of record as of February 6, 2024. This represents an increase of $0.02 from the previous quarterly dividend of $0.17 per share.
Mr. Carter noted, “Our strong financial performance and balance sheet enable us to increase our quarterly dividend by $0.02 per share, or 11.8%, while maintaining sufficient capital to support the continued growth of the Company.”
Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2023 was $47.1 million, a decrease of 2.5% from $48.3 million for the third quarter of 2023. The decrease was primarily attributable to an increase in funding costs which were partially offset by higher yields on loans and a more favorable interest-earning asset mix.
Relative to the fourth quarter of 2022, net interest income increased 11.6% from $42.2 million. The increase was primarily attributable to the increase in average interest-earning assets following the Town and Country Financial Corporation (“Town and Country”) merger completed in the first quarter of 2023 and higher yields on interest-earning assets which were partially offset by an increase in funding costs.
Net interest margin for the fourth quarter of 2023 was 3.93%, compared to 4.07% for the third quarter of 2023, and net interest margin (tax-equivalent basis)(1) for the fourth quarter of 2023 was 3.99% compared to 4.13% for the third quarter of 2023. The decrease was primarily attributable to higher funding costs with the cost of funds increasing to 1.26% for the fourth quarter of 2023, compared to 0.96% for the third quarter of 2023, partially offset by higher yields on loans and a more favorable interest-earning asset mix.
Relative to the fourth quarter of 2022, net interest margin decreased from 4.10%. This decrease was primarily attributable to higher funding costs.
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(1)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the fourth quarter of 2023 was $9.2 million, a decrease of 3.0% from $9.5 million for the third quarter of 2023. The decrease was primarily attributable to a negative mortgage servicing rights fair value adjustment of $1.2 million during the fourth quarter of 2023, partially offset by the absence of $0.8 million of losses realized on the sale of debt securities during the third quarter of 2023. Additionally, the $0.5 million increase in wealth management fees was primarily due to an increase in farmland brokerage commissions.
Relative to the fourth quarter of 2022, noninterest income increased 16.7% from $7.9 million. The increase was primarily attributable to the Town and Country merger completed in the first quarter of 2023 which contributed to

HBT Financial, Inc.

a $0.6 million increase in mortgage servicing income, a $0.4 million increase in wealth management fees, and a $0.1 million increase in card income.
Noninterest Expense
Noninterest expense for the fourth quarter of 2023 was $30.4 million, a 0.9% decrease from $30.7 million for the third quarter of 2023. The decrease was broad-based and the result of continued expense management discipline with a $0.5 million decrease in marketing expenses largely offset by a $0.4 million increase in other noninterest expense.
Relative to the fourth quarter of 2022, noninterest expense decreased 8.2% from $33.1 million, primarily attributable to the absence of $8.2 million of accruals related to settled legal matters previously disclosed and included in the fourth quarter of 2022 results, partially offset by the addition of Town and Country’s operations.
Acquisition-related expenses recognized are summarized below. No acquisition-related expenses were recognized subsequent to the second quarter of 2023, and we do not expect material acquisition-related expenses related to Town and Country in subsequent quarters.

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

PROVISION FOR CREDIT LOSSES	$—	$—	$—	$5,924	$—
NONINTEREST EXPENSE
Salaries	—	—	—	3,584	—
Furniture and equipment	—	—	—	39	—
Data processing	—	—	304	2,031	304
Marketing and customer relations	—	—	—	24	—
Loan collection and servicing	—	—	—	125	—
Legal fees and other noninterest expense	—	—	326	1,964	788
Total noninterest expense	—	—	630	7,767	1,092
Total acquisition-related expenses	$—	$—	$630	$13,691	$1,092
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.40 billion at December 31, 2023, compared with $3.34 billion at September 30, 2023 and $2.62 billion at December 31, 2022. The $61.6 million increase from September 30, 2023 was primarily attributable to higher line usage in our commercial and industrial portfolio as well as one larger new $23.0 million funding in our multifamily portfolio, both of which were partially offset by a reduction in our commercial real estate – non-owner occupied portfolio due to a variety of payoffs from real estate sales. Higher line usage in our commercial and industrial portfolio was driven in part by the seasonal increase in grain elevator line balances as well as $13.2 million drawn on two customers’ lines which were funded shortly before and paid off shortly after year-end.
Deposits
Total deposits were $4.40 billion at December 31, 2023, compared with $4.20 billion at September 30, 2023 and $3.59 billion at December 31, 2022. The $203.4 million increase from September 30, 2023 was primarily attributable to bringing the majority of our wealth management customer deposits on balance sheet, which increased money market deposits by $144.0 million, and a $29.9 million increase in brokered deposits.
Asset Quality
Nonperforming loans totaled $7.9 million, or 0.23% of total loans, at December 31, 2023, compared with $6.7 million, or 0.20% of total loans, at September 30, 2023, and $2.2 million, or 0.08% of total loans, at December 31, 2022. Additionally, of the $7.9 million of nonperforming loans held as of December 31, 2023, $2.6 million is either wholly or partially guaranteed by the U.S. Government. The $1.2 million increase in nonperforming loans from September 30, 2023 was primarily attributable to one commercial real estate - non-

HBT Financial, Inc.

owner occupied retail credit moved to nonaccrual, partially offset by a reduction in one-to-four family residential nonaccrual loans.
The Company recorded a provision for credit losses of $1.1 million for the fourth quarter of 2023. The provision for credit losses primarily reflects a $0.9 million increase in required reserves resulting from changes in economic and qualitative factors, a $0.6 million increase in required reserves driven by growth and changes in the loan portfolio, and a $0.4 million decrease in specific reserve.
The Company had net charge-offs of $0.5 million, or 0.06% of average loans on an annualized basis, for the fourth quarter of 2023, compared to net recoveries of $0.1 million, or 0.01% of average loans on an annualized basis, for the third quarter of 2023, and net recoveries of $0.9 million, or 0.14% of average loans on an annualized basis, for the fourth quarter of 2022.
The Company’s allowance for credit losses was 1.18% of total loans and 510% of nonperforming loans at December 31, 2023, compared with 1.16% of total loans and 582% of nonperforming loans at September 30, 2023. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $3.8 million as of December 31, 2023, compared with $4.4 million as of September 30, 2023.
Capital
Tangible common equity to tangible assets(1) increased to 8.19% as of December 31, 2023, from 7.64% as of September 30, 2023, and tangible book value per share(1) increased by $1.10 to $12.90 as of December 31, 2023, when compared to September 30, 2023. These increases were primarily due to an increase in our accumulated other comprehensive income (loss) as a result of the recent drop in interest rates as well as strong earnings retention.
During the fourth quarter of 2023, the Company repurchased 78,312 shares of its common stock at a weighted average price of $17.94 under its stock repurchase program. The Company’s Board of Directors authorized a new stock repurchase program that took effect upon the expiration of the Company’s prior stock repurchase program on January 1, 2024. The new stock repurchase program will be in effect until January 1, 2025 and authorizes the Company to repurchase up to $15 million of its common stock.
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(1)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
January 2024 Bond Sales
In January 2024, the Company recognized $3.4 million of net losses on the sale of $66.8 million of municipal securities with the proceeds used to reduce wholesale funding sources. The book yield of the securities sold was 1.87% and the average life was 6.7 years.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Illinois and Eastern Iowa through 67 full-service branches. As of December 31, 2023, HBT had total assets of $5.1 billion, total loans of $3.4 billion, and total deposits of $4.4 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, return on average tangible common equity, adjusted net income, adjusted earnings per share, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our

HBT Financial, Inc.

performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB (including the Company’s adoption of the current expected credit losses (“CECL”) methodology); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out and the recent and potential additional rate increases by the Federal Reserve); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xix) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
Interest and dividend income	$61,411	$59,041	$44,948	$228,999	$153,054
Interest expense	14,327	10,762	2,765	37,927	7,180
Net interest income	47,084	48,279	42,183	191,072	145,874
Provision for credit losses	1,113	480	(653)	7,573	(706)
Net interest income after provision for credit losses	45,971	47,799	42,836	183,499	146,580
Noninterest income	9,205	9,490	7,889	36,046	34,717
Noninterest expense	30,387	30,671	33,110	130,964	105,107
Income before income tax expense	24,789	26,618	17,615	88,581	76,190
Income tax expense	6,343	6,903	4,475	22,739	19,734
Net income	$18,446	$19,715	$13,140	$65,842	$56,456

Earnings per share - Diluted	$0.58	$0.62	$0.46	$2.07	$1.95

Adjusted net income (1)	$19,272	$20,279	$13,886	$78,182	$55,805
Adjusted earnings per share - Diluted (1)	0.60	0.63	0.48	2.46	1.93

Book value per share	$15.44	$14.36	$12.99
Tangible book value per share (1)	12.90	11.80	11.94

Shares of common stock outstanding	31,695,828	31,774,140	28,752,626
Weighted average shares of common stock outstanding	31,708,381	31,829,250	28,752,626	31,626,308	28,853,697

SUMMARY RATIOS
Net interest margin *	3.93%	4.07%	4.10%	4.09%	3.54%
Net interest margin (tax-equivalent basis) * (1)(2)	3.99	4.13	4.17	4.15	3.60

Efficiency ratio	52.70%	51.85%	65.85%	56.49%	57.72%
Efficiency ratio (tax-equivalent basis) (1)(2)	52.09	51.25	64.94	55.81	56.93

Loan to deposit ratio	77.35%	79.63%	73.05%

Return on average assets *	1.46%	1.58%	1.23%	1.34%	1.32%
Return on average stockholders' equity *	15.68	17.02	14.17	14.60	14.73
Return on average tangible common equity * (1)	18.96	20.70	15.45	17.63	16.02

Adjusted return on average assets * (1)	1.53%	1.62%	1.30%	1.59%	1.31%
Adjusted return on average stockholders' equity * (1)	16.38	17.51	14.98	17.34	14.56
Adjusted return on average tangible common equity * (1)	19.81	21.29	16.33	20.94	15.83

CAPITAL
Total capital to risk-weighted assets	15.33%	15.09%	16.27%
Tier 1 capital to risk-weighted assets	13.42	13.18	14.23
Common equity tier 1 capital ratio	12.12	11.88	13.07
Tier 1 leverage ratio	10.49	10.34	10.48
Total stockholders' equity to total assets	9.65	9.14	8.72
Tangible common equity to tangible assets (1)	8.19	7.64	8.06

ASSET QUALITY
Net charge-offs (recoveries) to average loans	0.06%	(0.01)%	(0.14)%	0.01%	(0.08)%
Allowance for credit losses to loans, before allowance for credit losses	1.18	1.16	0.97
Nonperforming loans to loans, before allowance for credit losses	0.23	0.20	0.08
Nonperforming assets to total assets	0.17	0.16	0.12
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*Annualized measure.
(1)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$52,060	$49,640	$35,839	$191,008	$120,343
Federally tax exempt	1,125	1,072	952	4,189	3,135
Securities:
Taxable	6,377	6,451	6,421	25,962	23,368
Federally tax exempt	888	978	1,184	4,225	4,569
Interest-bearing deposits in bank	786	714	504	3,020	1,541
Other interest and dividend income	175	186	48	595	98
Total interest and dividend income	61,411	59,041	44,948	228,999	153,054
INTEREST EXPENSE
Deposits	11,227	7,211	849	25,135	2,511
Securities sold under agreements to repurchase	148	35	10	255	36
Borrowings	1,534	2,108	880	7,128	967
Subordinated notes	470	470	470	1,879	1,879
Junior subordinated debentures issued to capital trusts	948	938	556	3,530	1,787
Total interest expense	14,327	10,762	2,765	37,927	7,180
Net interest income	47,084	48,279	42,183	191,072	145,874
PROVISION FOR CREDIT LOSSES	1,113	480	(653)	7,573	(706)
Net interest income after provision for credit losses	45,971	47,799	42,836	183,499	146,580
NONINTEREST INCOME
Card income	2,717	2,763	2,642	11,043	10,329
Wealth management fees	2,885	2,381	2,485	9,883	9,155
Service charges on deposit accounts	2,016	2,040	1,701	7,846	7,072
Mortgage servicing	1,156	1,169	593	4,678	2,609
Mortgage servicing rights fair value adjustment	(1,155)	23	(293)	(1,615)	2,153
Gains on sale of mortgage loans	401	476	194	1,526	1,461
Realized gains (losses) on sales of securities	—	(813)	—	(1,820)	—
Unrealized gains (losses) on equity securities	221	(46)	33	160	(414)
Gains (losses) on foreclosed assets	58	550	(122)	501	(314)
Gains (losses) on other assets	5	52	17	166	136
Income on bank owned life insurance	158	153	42	573	164
Other noninterest income	743	742	597	3,105	2,366
Total noninterest income	9,205	9,490	7,889	36,046	34,717
NONINTEREST EXPENSE
Salaries	15,738	15,644	13,278	67,453	51,767
Employee benefits	2,379	2,616	2,126	10,037	8,325
Occupancy of bank premises	2,458	2,573	1,893	9,918	7,673
Furniture and equipment	655	667	633	2,790	2,476
Data processing	2,565	2,581	2,167	12,352	7,441
Marketing and customer relations	1,169	1,679	867	5,043	3,803
Amortization of intangible assets	720	720	140	2,670	873
FDIC insurance	575	512	276	2,280	1,164
Loan collection and servicing	431	345	278	1,402	1,049
Foreclosed assets	17	76	33	251	293
Other noninterest expense	3,680	3,258	11,419	16,768	20,243
Total noninterest expense	30,387	30,671	33,110	130,964	105,107
INCOME BEFORE INCOME TAX EXPENSE	24,789	26,618	17,615	88,581	76,190
INCOME TAX EXPENSE	6,343	6,903	4,475	22,739	19,734
NET INCOME	$18,446	$19,715	$13,140	$65,842	$56,456

EARNINGS PER SHARE - BASIC	$0.58	$0.62	$0.46	$2.08	$1.95
EARNINGS PER SHARE - DILUTED	$0.58	$0.62	$0.46	$2.07	$1.95
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,708,381	31,829,250	28,752,626	31,626,308	28,853,697

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Cash and due from banks	$26,256	$24,757	$18,970
Interest-bearing deposits with banks	114,996	87,156	95,189
Cash and cash equivalents	141,252	111,913	114,159

Interest-bearing time deposits with banks	509	500	—
Debt securities available-for-sale, at fair value	759,461	753,163	843,524
Debt securities held-to-maturity	521,439	527,144	541,600
Equity securities with readily determinable fair value	3,360	3,106	3,029
Equity securities with no readily determinable fair value	2,505	2,300	1,977
Restricted stock, at cost	7,160	11,165	7,965
Loans held for sale	2,318	3,563	615

Loans, before allowance for credit losses	3,404,417	3,342,786	2,620,253
Allowance for credit losses	(40,048)	(38,863)	(25,333)
Loans, net of allowance for credit losses	3,364,369	3,303,923	2,594,920

Bank owned life insurance	23,905	23,747	7,557
Bank premises and equipment, net	65,150	64,713	50,469
Bank premises held for sale	—	35	235
Foreclosed assets	852	1,519	3,030
Goodwill	59,820	59,820	29,322
Intangible assets, net	20,682	21,402	1,070
Mortgage servicing rights, at fair value	19,001	20,156	10,147
Investments in unconsolidated subsidiaries	1,614	1,614	1,165
Accrued interest receivable	24,534	23,447	19,506
Other assets	55,239	58,538	56,444
Total assets	$5,073,170	$4,991,768	$4,286,734

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,072,407	$1,086,877	$994,954
Interest-bearing	3,329,030	3,111,191	2,592,070
Total deposits	4,401,437	4,198,068	3,587,024

Securities sold under agreements to repurchase	42,442	28,900	43,081
Federal Home Loan Bank advances	12,623	177,650	160,000
Subordinated notes	39,474	39,454	39,395
Junior subordinated debentures issued to capital trusts	52,789	52,774	37,780
Other liabilities	34,909	38,671	45,822
Total liabilities	4,583,674	4,535,517	3,913,102

Stockholders' Equity
Common stock	327	327	293
Surplus	295,877	295,483	222,783
Retained earnings	269,051	256,050	232,004
Accumulated other comprehensive income (loss)	(57,163)	(78,432)	(71,759)
Treasury stock at cost	(18,596)	(17,177)	(9,689)
Total stockholders’ equity	489,496	456,251	373,632
Total liabilities and stockholders’ equity	$5,073,170	$4,991,768	$4,286,734
SHARES OF COMMON STOCK OUTSTANDING	31,695,828	31,774,140	28,752,626

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022

LOANS
Commercial and industrial	$427,800	$386,933	$266,757
Commercial real estate - owner occupied	295,842	297,242	218,503
Commercial real estate - non-owner occupied	880,681	901,929	713,202
Construction and land development	363,983	371,158	360,824
Multi-family	417,923	388,742	287,865
One-to-four family residential	491,508	488,655	338,253
Agricultural and farmland	287,294	275,239	237,746
Municipal, consumer, and other	239,386	232,888	197,103
Total loans	$3,404,417	$3,342,786	$2,620,253

(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022

DEPOSITS
Noninterest-bearing deposits	$1,072,407	$1,086,877	$994,954
Interest-bearing deposits:
Interest-bearing demand	1,145,092	1,134,721	1,139,150
Money market	803,381	673,780	555,425
Savings	608,424	623,083	634,527
Time	627,253	564,634	262,968
Brokered	144,880	114,973	—
Total interest-bearing deposits	3,329,030	3,111,191	2,592,070
Total deposits	$4,401,437	$4,198,068	$3,587,024

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,374,451	$53,185	6.25%	$3,296,703	$50,712	6.10%	$2,600,746	$36,791	5.61%
Securities	1,282,773	7,265	2.25	1,324,686	7,429	2.22	1,396,401	7,605	2.16
Deposits with banks	84,021	786	3.71	77,595	714	3.65	76,507	504	2.61
Other	7,505	175	9.23	9,347	186	7.90	5,607	48	3.37
Total interest-earning assets	4,748,750	$61,411	5.13%	4,708,331	$59,041	4.97%	4,079,261	$44,948	4.37%
Allowance for credit losses	(38,844)			(38,317)			(25,404)
Noninterest-earning assets	292,543			294,818			188,942
Total assets	$5,002,449			$4,964,832			$4,242,799

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,140,438	$1,228	0.43%	$1,160,654	$761	0.26%	$1,125,877	$177	0.06%
Money market	684,197	2,885	1.67	682,772	2,026	1.18	572,718	379	0.26
Savings	610,767	417	0.27	639,384	249	0.15	640,668	53	0.03
Time	599,293	4,773	3.16	519,683	3,275	2.50	266,117	240	0.36
Brokered	140,963	1,924	5.42	66,776	900	5.34	—	—	—
Total interest-bearing deposits	3,175,658	11,227	1.40	3,069,269	7,211	0.93	2,605,380	849	0.13
Securities sold under agreements to repurchase	34,282	148	1.71	33,807	35	0.41	51,703	10	0.08
Borrowings	114,220	1,534	5.33	157,908	2,108	5.30	92,120	880	3.79
Subordinated notes	39,464	470	4.72	39,444	470	4.72	39,384	470	4.73
Junior subordinated debentures issued to capital trusts	52,782	948	7.13	52,767	938	7.05	37,770	556	5.84
Total interest-bearing liabilities	3,416,406	$14,327	1.66%	3,353,195	$10,762	1.27%	2,826,357	$2,765	0.39%
Noninterest-bearing deposits	1,081,795			1,105,472			1,023,355
Noninterest-bearing liabilities	37,440			46,564			25,220
Total liabilities	4,535,641			4,505,231			3,874,932
Stockholders' Equity	466,808			459,601			367,867
Total liabilities and stockholders’ equity	$5,002,449			$4,964,832			$4,242,799

Net interest income/Net interest margin (1)		$47,084	3.93%		$48,279	4.07%		$42,183	4.10%
Tax-equivalent adjustment (2)		666	0.06		675	0.06		698	0.07
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$47,750	3.99%		$48,954	4.13%		$42,881	4.17%
Net interest rate spread (4)			3.47%			3.70%			3.98%
Net interest-earning assets (5)	$1,332,344			$1,355,136			$1,252,904
Ratio of interest-earning assets to interest-bearing liabilities	1.39			1.40			1.44
Cost of total deposits			1.05%			0.69%			0.09%
Cost of funds			1.26			0.96			0.28
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Year Ended
	December 31, 2023			December 31, 2022
(dollars in thousands)	Average Balance	Interest	Yield/Cost	Average Balance	Interest	Yield/Cost

ASSETS
Loans	$3,231,736	$195,197	6.04%	$2,514,549	$123,478	4.91%
Securities	1,350,528	30,187	2.24	1,403,016	27,937	1.99
Deposits with banks	84,544	3,020	3.57	197,030	1,541	0.78
Other	8,217	595	7.24	3,529	98	2.77
Total interest-earning assets	4,675,025	$228,999	4.90%	4,118,124	$153,054	3.72%
Allowance for credit losses	(37,504)			(24,703)
Noninterest-earning assets	290,383			176,452
Total assets	$4,927,904			$4,269,873

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,188,680	$3,130	0.26%	$1,141,402	$607	0.05%
Money market	669,118	7,352	1.10	582,514	813	0.14
Savings	661,424	1,033	0.16	650,385	208	0.03
Time	481,466	10,784	2.24	283,232	883	0.31
Brokered	52,724	2,836	5.38	—	—	—
Total interest-bearing deposits	3,053,412	25,135	0.82	2,657,533	2,511	0.09
Securities sold under agreements to repurchase	35,450	255	0.72	51,554	36	0.07
Borrowings	139,817	7,128	5.10	26,468	967	3.65
Subordinated notes	39,434	1,879	4.76	39,355	1,879	4.77
Junior subordinated debentures issued to capital trusts	51,489	3,530	6.86	37,746	1,787	4.73
Total interest-bearing liabilities	3,319,602	$37,927	1.14%	2,812,656	$7,180	0.26%
Noninterest-bearing deposits	1,113,300			1,051,187
Noninterest-bearing liabilities	44,074			22,724
Total liabilities	4,476,976			3,886,567
Stockholders' Equity	450,928			383,306
Total liabilities and stockholders’ equity	$4,927,904			4,269,873

Net interest income/Net interest margin (1)		$191,072	4.09%		$145,874	3.54%
Tax-equivalent adjustment (2)		2,758	0.06		2,499	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$193,830	4.15%		$148,373	3.60%
Net interest rate spread (4)			3.76%			3.46%
Net interest-earning assets (5)	$1,355,423			$1,305,468
Ratio of interest-earning assets to interest-bearing liabilities	1.41			1.46
Cost of total deposits			0.60%			0.07%
Cost of funds			0.86			0.19
____________________________________
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022

NONPERFORMING ASSETS
Nonaccrual	$7,820	$6,678	$2,155
Past due 90 days or more, still accruing (1)	37	—	1
Total nonperforming loans	7,857	6,678	2,156
Foreclosed assets	852	1,519	3,030
Total nonperforming assets	$8,709	$8,197	$5,186

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,641	$1,968	$133

Allowance for credit losses	$40,048	$38,863	$25,333
Loans, before allowance for credit losses	3,404,417	3,342,786	2,620,253

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.18%	1.16%	0.97%
Allowance for credit losses to nonaccrual loans	512.12	581.96	1,175.55
Allowance for credit losses to nonperforming loans	509.71	581.96	1,175.00
Nonaccrual loans to loans, before allowance for credit losses	0.23	0.20	0.08
Nonperforming loans to loans, before allowance for credit losses	0.23	0.20	0.08
Nonperforming assets to total assets	0.17	0.16	0.12
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.26	0.25	0.20
____________________________________
(1)Prior to 2023, excludes loans acquired with deteriorated credit quality that are past due 90 or more days and accruing. Such loans totaled $145 thousand as of December 31, 2022.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$38,863	$37,814	$25,060	$25,333	$23,936
Adoption of ASC 326	—	—	—	6,983	—
PCD allowance established in acquisition	—	—	—	1,247	—
Provision for credit losses	1,661	983	(653)	6,665	(706)
Charge-offs	(626)	(412)	(169)	(1,359)	(684)
Recoveries	150	478	1,095	1,179	2,787
Ending balance	$40,048	$38,863	$25,333	$40,048	$25,333

Net charge-offs (recoveries)	$476	$(66)	$(926)	$180	$(2,103)
Average loans	3,374,451	3,296,703	2,600,746	3,231,736	2,514,549

Net charge-offs (recoveries) to average loans *	0.06%	(0.01)%	(0.14)%	0.01%	(0.08)%
____________________________________
*Annualized measure.

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

PROVISION FOR CREDIT LOSSES
Loans (1)	$1,661	$983	$(653)	$6,665	$(706)
Unfunded lending-related commitments (1)	(548)	297	—	908	—
Debt securities	—	(800)	—	—	—
Total provision for credit losses	$1,113	$480	$(653)	$7,573	$(706)
____________________________________
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

Net income	$18,446	$19,715	$13,140	$65,842	$56,456
Adjustments:
Acquisition expenses (1)	—	—	(630)	(13,691)	(1,092)
Gains (losses) on sales of closed branch premises	—	—	—	75	141
Realized gains (losses) on sales of securities	—	(813)	—	(1,820)	—
Mortgage servicing rights fair value adjustment	(1,155)	23	(293)	(1,615)	2,153
Total adjustments	(1,155)	(790)	(923)	(17,051)	1,202
Tax effect of adjustments	329	226	177	4,711	(551)
Total adjustments after tax effect	(826)	(564)	(746)	(12,340)	651
Adjusted net income	$19,272	$20,279	$13,886	$78,182	$55,805

Average assets	$5,002,449	$4,964,832	$4,242,799	$4,927,904	$4,269,873

Return on average assets *	1.46%	1.58%	1.23%	1.34%	1.32%
Adjusted return on average assets *	1.53	1.62	1.30	1.59	1.31
____________________________________
*Annualized measure.
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share

	Three Months Ended			Year Ended December 31,
(dollars in thousands, except per share amounts)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

Numerator:
Net income	$18,446	$19,715	$13,140	$65,842	$56,456
Earnings allocated to participating securities (1)	(10)	(10)	(15)	(36)	(66)
Numerator for earnings per share - basic and diluted	$18,436	$19,705	$13,125	$65,806	$56,390

Adjusted net income	$19,272	$20,279	$13,886	$78,182	$55,805
Earnings allocated to participating securities (1)	(9)	(10)	(16)	(42)	(65)
Numerator for adjusted earnings per share - basic and diluted	$19,263	$20,269	$13,870	$78,140	$55,740

Denominator:
Weighted average common shares outstanding	31,708,381	31,829,250	28,752,626	31,626,308	28,853,697
Dilutive effect of outstanding restricted stock units	139,332	137,187	91,905	111,839	65,619
Weighted average common shares outstanding, including all dilutive potential shares	31,847,713	31,966,437	28,844,531	31,738,147	28,919,316

Earnings per share - Basic	$0.58	$0.62	$0.46	$2.08	$1.95
Earnings per share - Diluted	$0.58	$0.62	$0.46	$2.07	$1.95

Adjusted earnings per share - Basic	$0.61	$0.64	$0.48	$2.47	$1.93
Adjusted earnings per share - Diluted	$0.60	$0.63	$0.48	$2.46	$1.93
____________________________________
(1)The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Net Interest Income and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

Net interest income (tax-equivalent basis)
Net interest income	$47,084	$48,279	$42,183	$191,072	$145,874
Tax-equivalent adjustment (1)	666	675	698	2,758	2,499
Net interest income (tax-equivalent basis) (1)	$47,750	$48,954	$42,881	$193,830	$148,373

Net interest margin (tax-equivalent basis)
Net interest margin *	3.93%	4.07%	4.10%	4.09%	3.54%
Tax-equivalent adjustment * (1)	0.06	0.06	0.07	0.06	0.06
Net interest margin (tax-equivalent basis) * (1)	3.99%	4.13%	4.17%	4.15%	3.60%

Average interest-earning assets	$4,748,750	$4,708,331	$4,079,261	$4,675,025	$4,118,124
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

Efficiency ratio (tax-equivalent basis)
Total noninterest expense	$30,387	$30,671	$33,110	$130,964	$105,107
Less: amortization of intangible assets	720	720	140	2,670	873
Noninterest expense excluding amortization of intangible assets	$29,667	$29,951	$32,970	$128,294	$104,234

Net interest income	$47,084	$48,279	$42,183	$191,072	$145,874
Total noninterest income	9,205	9,490	7,889	36,046	34,717
Operating revenue	56,289	57,769	50,072	227,118	180,591
Tax-equivalent adjustment (1)	666	675	698	2,758	2,499
Operating revenue (tax-equivalent basis) (1)	$56,955	$58,444	$50,770	$229,876	$183,090

Efficiency ratio	52.70%	51.85%	65.85%	56.49%	57.72%
Efficiency ratio (tax-equivalent basis) (1)	52.09	51.25	64.94	55.81	56.93
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022

Tangible Common Equity
Total stockholders' equity	$489,496	$456,251	$373,632
Less: Goodwill	59,820	59,820	29,322
Less: Intangible assets, net	20,682	21,402	1,070
Tangible common equity	$408,994	$375,029	$343,240

Tangible Assets
Total assets	$5,073,170	$4,991,768	$4,286,734
Less: Goodwill	59,820	59,820	29,322
Less: Intangible assets, net	20,682	21,402	1,070
Tangible assets	$4,992,668	$4,910,546	$4,256,342

Total stockholders' equity to total assets	9.65%	9.14%	8.72%
Tangible common equity to tangible assets	8.19	7.64	8.06

Shares of common stock outstanding	31,695,828	31,774,140	28,752,626

Book value per share	$15.44	$14.36	$12.99
Tangible book value per share	12.90	11.80	11.94
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Year Ended December 31,
(dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022

Average Tangible Common Equity
Total stockholders' equity	$466,808	$459,601	$367,867	$450,928	$383,306
Less: Goodwill	59,820	59,875	29,322	57,266	29,322
Less: Intangible assets, net	21,060	21,793	1,134	20,272	1,480
Average tangible common equity	$385,928	$377,933	$337,411	$373,390	$352,504

Net income	$18,446	$19,715	$13,140	$65,842	$56,456
Adjusted net income	19,272	20,279	13,886	78,182	55,805

Return on average stockholders' equity *	15.68%	17.02%	14.17%	14.60%	14.73%
Return on average tangible common equity *	18.96	20.70	15.45	17.63	16.02

Adjusted return on average stockholders' equity *	16.38%	17.51%	14.98%	17.34%	14.56%
Adjusted return on average tangible common equity *	19.81	21.29	16.33	20.94	15.83
____________________________________
*Annualized measure.